UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2007, OrthoSupply Management, Inc. (“OrthoSupply”), a wholly-owned subsidiary and operating company of Medical Solutions Management Inc., entered into a Management Agreement with Deutsche Medical Services, Inc. (the “Management Agreement”). The Management Agreement provides that Deutsche Medical Services, Inc. will assign workers compensation prescription claims to OrthoSupply for payment equal to a percentage of the billing amount for each such claim, subject to applicable state fee schedules for the claim. Upon assignment of the claim, OrthoSupply will have the right to collect the claim. OrthoSupply may reject the assignment of certain claims or return certain claims pursuant to the terms of the Management Agreement. The Management Agreement is for a term of thirty-six months from April 30, 2007 and shall automatically renew annually for a one year term unless either party provides the other party with ninety (90) days notice of intention not to renew.

The Management Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Management Agreement dated April 30, 2007 by and between OrthoSupply Management, Inc. and Deutsche Medical Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Kenneth Fischer
Name:	Kenneth Fischer
Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit	Description
10.1	Management Agreement dated April 30, 2007 by and between OrthoSupply Management, Inc. and Deutsche Medical Services, Inc.